Exhibit 99(s)

POWER OF ATTORNEY

The undersigned Trustee does constitute and appoint each of Bruce N. Alpert, Andrea R. Mango and Agnes Mullady as his true and lawful attorney-in-fact to execute and sign any Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of The Gabelli Global Small and Mid Cap Value Trust (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Trustee himself might or could do.

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IN WITNESS WHEREOF, the undersigned Trustee has executed this Power of Attorney as of the 7th day of March, 2016.

Signature	Title

/s/ Kevin V. Dreyer	Trustee
Kevin V. Dreyer

[GGZ Shelf Power of Attorney]